EXHIBIT 4.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
LENDER PROCESSING SERVICES, INC.
          Lender Processing Services, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
          First: The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 7, 2007.
          Second: This Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.
          Third: This Certificate of Incorporation amends, restates and integrates the provisions of the Corporation’s original Certificate of Incorporation.
          Fourth: The text of this Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME
          The name of the Corporation is “Lender Processing Services, Inc.”
ARTICLE II
REGISTERED AGENT
          The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation’s registered agent at that address is “The Corporation Trust Company.”
ARTICLE III
PURPOSE
          The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
CAPITAL STOCK
          Section 4.1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 550,000,000, consisting of 500,000,000 shares of Common Stock, par value $0.0001 per share (“Common Stock”), and 50,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).
          Section 4.2. Subject to the approval by holders of shares of any class or series of Preferred Stock, to the extent such approval is required, shares of Preferred Stock of the Corporation may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation and title as shall be fixed by the Board of Directors of the Corporation (the “Board of Directors”) prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to fix the designation and title for each such class or series of Preferred Stock, to fix the voting powers, whether full or limited, or no voting powers, and such powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, and to fix the number of shares constituting such class or series (but not below the number of shares thereof then outstanding), in each case as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it.
          Section 4.3. Except as otherwise expressly required by law or provided in this Certificate of Incorporation, and subject to any voting rights provided to holders of Preferred Stock at any time outstanding, the holders of any outstanding shares of Common Stock shall vote together as a single class on all matters with respect to which stockholders are entitled to vote under applicable law, this Certificate of Incorporation or the Amended and Restated Bylaws of the Corporation (the “Bylaws”), or upon which a vote of stockholders is otherwise duly called for by the Corporation. At each annual or special meeting of stockholders, each holder of record of shares of Common Stock on the relevant record date shall be entitled to cast one vote in person or by proxy for each share of the Common Stock standing in such holder’s name on the stock transfer records of the Corporation.
ARTICLE V
DIRECTORS
          Section 5.1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, consisting of not less than one nor more than fourteen members with the exact number of directors to be determined from time to time exclusively by resolution adopted by the Board of Directors. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock as set forth in this Certificate of Incorporation, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2009 annual meeting of stockholders; the term of the initial Class II directors shall terminate on the date of the 2010 annual meeting of stockholders and the term of the initial Class III directors shall terminate on the date of the 2011 annual meeting of stockholders. At each annual meeting of stockholders beginning in 2009, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.
          Section 5.2. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify for office, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Any vacancy on the Board of Directors, however resulting, may be filled only by an affirmative vote of the majority of the directors then in office, even if less than a quorum, or by an affirmative vote of the sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.
          Section 5.3. Notwithstanding any of the foregoing provisions, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation, or the resolution or resolutions adopted by the Board of Directors pursuant to Section 4.2 of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms.
ARTICLE VI
CORPORATE OPPORTUNITIES
          Section 6.1. In anticipation of the possibility (a) that the officers and/or directors of the Corporation may also serve as officers and/or directors of one or more Specified Companies (as defined below) and (b) that the Corporation and one or more Specified Companies may engage in the same or similar activities or lines of business and have an interest in the same corporate opportunities, and in recognition of the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with each Specified Company, the provisions of this Article VI are set forth to regulate, to the fullest extent permitted by law, the conduct of certain affairs of the Corporation as they relate to each Specified Company and its officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.
          Section 6.2. (a) Except as may be otherwise provided in a written agreement between the Corporation and such Specified Company, each Specified Company shall have no duty to refrain from engaging in the same or similar activities or lines of business as the Corporation, and, to the fullest extent permitted by law, neither Specified Company nor any officer or director thereof (except in the event of any violation of Section 6.3 hereof, to the extent such violation would create liability under applicable law) shall be liable to the Corporation or its stockholders for breach of any fiduciary duty by reason of any such activities of such Specified Company.
          (b) The Corporation may from time to time be or become a party to and perform, and may cause or permit any subsidiary of the Corporation to be or become a party to and perform, one or more agreements (or modifications or supplements to pre-existing agreements) with a Specified Company. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no such agreement, nor the performance thereof in accordance with its terms by the Corporation or any of its subsidiaries or such Specified Company, shall be considered contrary to any fiduciary duty to the Corporation or to its stockholders of any director or officer of the Corporation who is also a director, officer or employee of such Specified Company. Subject to Section 6.3 hereof, to the fullest extent permitted by law, no director or officer of the Corporation who is also a director, officer or employee of a Specified Company shall have or be under any fiduciary duty to the Corporation or its stockholders to refrain from acting on behalf of the Corporation or any of its subsidiaries or on behalf of such Specified Company in respect of any such agreement or performing any such agreement in accordance with its terms.
          Section 6.3. In the event that a director or officer of the Corporation who is also a director or officer of a Specified Company acquires knowledge of a potential transaction or matter which may be a corporate opportunity of both the Corporation and such Specified Company, such director or officer of the Corporation shall, to the fullest extent permitted by law, have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such corporate opportunity, if such director or officer acts in a manner consistent with the following policy:
     (a) a corporate opportunity offered to any person who is an officer of the Corporation, and who is also a director but not an officer of such Specified Company, shall belong to the Corporation, unless such opportunity is expressly offered to such person in a capacity other than such person’s capacity as an officer of the Corporation, in which case it shall not belong to the Corporation;
     (b) a corporate opportunity offered to any person who is a director but not an officer of the Corporation, and who is also a director or officer of such Specified Company, shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as a director of the Corporation; and
     (c) a corporate opportunity offered to any person who is an officer of both the Corporation and such Specified Company shall belong to the Corporation only if such opportunity is expressly offered to such person in such person’s capacity as an officer of the Corporation.
Notwithstanding the foregoing, the Corporation shall not be prohibited from pursuing any corporate opportunity of which the Corporation becomes aware.
          Section 6.4. Any person purchasing or otherwise acquiring any interest in shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VI.

          Section 6.5. (a) For purposes of this Article VI, a director of any company who is the chairman of the board of directors of that company shall not be deemed to be an officer of the company solely by reason of holding such position.
          (b) The term “Corporation” shall mean, for purposes of this Article VI, the Corporation and all corporations, partnerships, joint ventures, associations and other entities in which the Corporation beneficially owns (directly or indirectly) fifty percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests. The term “Specified Company” shall mean, for purposes of this Article VI, each of (i) Fidelity National Information Services, Inc., a Georgia corporation (“FIS”), and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) ten percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests (collectively, the “FIS Group”) and (ii) Fidelity National Financial, Inc., a Delaware corporation (“FNF”) and any successor thereof, and all corporations, partnerships, joint ventures, associations and other entities in which it beneficially owns (directly or indirectly) ten percent or more of the outstanding voting stock, voting power, partnership interests or similar voting interests (collectively, the “FNF Group”).
          Section 6.6. Anything in this Certificate of Incorporation to the contrary notwithstanding, the foregoing provisions of this Article VI shall terminate, expire and have no further force and effect (a) with respect to the FIS Group, on the date that no person who is a director or officer of the Corporation is also a director or officer of FIS or any successor thereto, and (b) with respect to the FNF Group, on the date that no person who is a director or officer of the Corporation is also a director or officer of FNF or any successor thereto. Neither the alteration, amendment, termination, expiration or repeal of this Article VI nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VI shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VI, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.
ARTICLE VII
REMOVAL OF DIRECTORS
          Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of the Corporation may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the outstanding capital stock of the Corporation then entitled to vote generally in the election of directors, considered for purposes of this Article VII as one class.

ARTICLE VIII
ELECTION OF DIRECTORS
          Elections of directors at an annual or special meeting of stockholders shall be by written ballot unless the Bylaws of the Corporation shall otherwise provide.
ARTICLE IX
WRITTEN CONSENT OF STOCKHOLDERS
          Any action required or permitted to be taken by stockholders may be effected only at a duly called annual or special meeting of stockholders and may not be effected by a written consent or consents by stockholders in lieu of such a meeting.
ARTICLE X
SPECIAL MEETINGS
          Special meetings of the stockholders of the Corporation for any purposes may be called at any time by a majority vote of the Board of Directors or the Chairman of the Board or Chief Executive Officer of the Corporation. Except as required by law or provided by resolutions adopted by the Board of Directors designating the rights, powers and preferences of any Preferred Stock, special meetings of the stockholders of the Corporation may not be called by any other person or persons.
ARTICLE XI
OFFICERS
          The officers of the Corporation shall be chosen in such manner, shall hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

ARTICLE XII
INDEMNITY
          Section 12.1. No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Section 12.1 shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
          Section 12.2. (a) The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 12.2 shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Section 12.2.
          (b) The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Section 12.2 to directors and officers of the Corporation.
          (c) The rights to indemnification and to the advance of expenses conferred in this Section 12.2 shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
          (d) Any repeal or modification of this Section 12.2 shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE XIII
AMENDMENT
          The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at any time may be added or inserted, in the manner now or hereafter prescribed by law. All rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XIII. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of such Preferred Stock, the provisions set forth in (a) Section 2.2 (except for Section 2.2(a)), Section 2.3, Section 3.1 (except for Section 3.1(a)) and Article IX of the Bylaws of the Corporation and (b) Articles V, VI, VII, IX, X and XIII of this Certificate of Incorporation, may not be repealed, altered, amended or rescinded, in whole or in part, nor a new Certificate of Incorporation be adopted, unless approved by a majority of the Board of Directors then in office and approved by holders of two-thirds of the votes entitled to be cast, voting as a single class, by holders of all outstanding capital stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.
ARTICLE XIV
BUSINESS COMBINATIONS
          The Corporation expressly elects to be governed by Section 203 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Incorporation on behalf of the Corporation this 10th day of June, 2008.

LENDER PROCESSING SERVICES, INC.
By:	/s/ Todd C. Johnson
	Name:	Todd C. Johnson
	Title:	Executive Vice President, General Counsel and Corporate Secretary